Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4 of BioSante Pharmaceuticals, Inc. of our report dated April 25, 2013 relating to the financial statements of ANIP Acquisition Company d/b/a ANI Pharmaceuticals, Inc., which appears in such Registration Statement.

We also consent to the reference to us under the heading “Experts” in such joint proxy statement/prospectus.

/s/ Stout, Causey & Horning, P.A.

Stout, Causey & Horning, P.A.

Sparks, Maryland

April 25, 2013